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                        SEVERANCE COMPENSATION AGREEMENT

         SEVERANCE COMPENSATION AGREEMENT (the "Agreement") dated as of April 14, 1999, by and between ZymeTx, Inc., a Delaware corporation (the "Company"), and Charles E. Seeney (the "Executive").

         WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.

         WHEREAS, this Agreement sets forth the severance compensation, which the Company agrees it, will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company (as defined herein).

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earlier of (i) the termination of the Executive's employment with the Company based on death, Disability (as defined in Section 3(b)), Retirement (as defined in Section 3(c)) or Cause (as defined in Section 3(d)) or by the Executive other than for Good Reason (as defined in Section 3(e)); and (ii) three years from the date of a Change in Control of the Company if the Executive has not terminated his employment for Good Reason as of such time.

         2. Change in Control. No compensation shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company, while the Executive is still an employee of the Company and (b) the Executive's employment by the Company thereafter shall have been terminated in accordance with Section 3. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (hereinafter an "Acquiring Person"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (hereinafter "Beneficial Owner") of 20% or more of the combined voting power of the Company's then outstanding securities, or (iv) during any period







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of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         3. Termination Following Change in Control.

         (a) Generally. If a Change in Control of the Company shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in Section 4 upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company unless such termination is as a result of (i) the Executive's death; (ii) the Executive's Disability (as defined in Section (3)(b) below);
(iii) the Executive's Retirement (as defined in Section 3(c) below); (iv) the Executive's termination by the Company for Cause (as defined in Section 3(d) below); or (v) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(e) below).

         (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for six months and within 30 days after written notice of termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties ("Disability"), the Company may terminate this Agreement.

         (c) Retirement. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

         (d) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of fraud, misappropriation or embezzlement on the part of the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the second sentence of this Section 3(d) and specifying the particulars thereof in detail.

         (e) Good Reason. The Executive may terminate the Executive's employment for Good Reason at any time during the six-month period following a Change in Control. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent):




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                  (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

                  (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

                  (iii) any failure by the Company to continue the participation of the Executive in any benefit plan or arrangement (including, without limitation, the Company's group life insurance plan and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company, unless such failure to continue or other action is applicable to all other executive officers of the Company;

                  (iv) any failure by the Company to continue the participation of the Executive in any incentive plan or arrangement in which the Executive is participating at the time of a Change in Control of the Company (or any other plans or arrangements providing him with substantially similar benefits) and available to other executive officers of the Company generally (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than ten percentage points in any fiscal year as compared to the immediately preceding fiscal year unless such failure to continue or other action is applicable to all other executive officers of the Company;

                  (v) any failure by the Company to continue the participation of the Executive in any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Option Plan, Employee Stock Purchase Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive its participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Stock Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Stock Plan, unless such failure to continue or other action is applicable to all other executive officers of the Company;




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                  (vi) a relocation of the Company's principal executive offices to location outside of Oklahoma City, Oklahoma, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

                  (vii) any material breach by the Company of any provision of this Agreement;

                  (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                  (ix) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective.

         (f) Notice of Termination. Any termination by the Company pursuant to
Section 3(b), 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

         (g) Date of Termination. "Date of Termination" shall mean (a) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         4. Severance Compensation Upon Termination of Employment. If the Company shall terminate the Executive's employment other than pursuant to
Section 3(b), 3(c) or 3(d) or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum, in cash, on the fifth day following the Date of Termination, an amount determined as follows:

                  (i) an amount equal to the average of the aggregate annual compensation paid by the Company and any of its subsidiaries to the Executive during the two calendar years preceding







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         the Change in Control (the "Base Compensation") if the Change of
         Control event occurred under Section 2(i), (ii) or (iii) and was approved by a vote of at least two-thirds of the directors serving immediately prior to the time of the Change of Control;

                  (ii) an amount equal to two times the Base Compensation if the Change of Control event occurred under Sections 2(i), (ii) or (iii) and was not approved by a vote of at least two-thirds of the directors serving immediately prior to the time of the Change of Control;

                  (iii) an amount equal to two times the Base Compensation if the Change of Control event occurred under Section 2(iv);

provided, however, that if the lump sum severance payment under this Section 4, either alone or together with other payments which the Executive, has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 28OG of the Internal Revenue Code of 1954, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this
Section 4 pursuant to the foregoing proviso shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Company.

         5. No Obligation To Mitigate Damages; No Effect on Other Contractual Rights. (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Stock Plan, employment agreement or other contract, plan or arrangement.

         6. Successor to the Company. (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/ or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which





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is then owned by the Company, "Company" as used in Sections 3, 4, 11 and 12 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to The Executive pursuant to Section 4 hereof.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         7. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company, to:

                  ZymeTx, Inc.
                  800 N. Research Parkway, Suite 100
                  Oklahoma City, Oklahoma 73104

                  If to the Executive, to:

                  ------------------------

                  ------------------------

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

         9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.




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         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be, deemed to be an original but all of which together will constitute one and the same instrument.

         11. Legal Fees and Expenses. The Company shall pay all legal tees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

         12. Confidentiality. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  COMPANY:

                                  ZYMETX, INC.


                                  By:
                                     --------------------------------


                                  EXECUTIVE:


                                  -----------------------------------
                                  Charles E. Seeney


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